SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

File by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as

☒ Definitive Proxy Statement	permitted by Rule14a-6(e)(2))

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SMITH-MIDLAND CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

SMITH-MIDLAND CORPORATION

5119 Catlett Road

Midland, Virginia 22728

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 27, 2003

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SMITH-MIDLAND CORPORATION (the “Company”), a Delaware corporation, will be held on Friday, June 27, 2003 at 7:00pm at the Company’s Corporate Headquarters, located at 5119 Catlett Road, Midland, Virginia 22728 for the following purposes:

1.	To elect four (4) members of the Board of Directors;

2.	To ratify and approve the engagement of BDO Seidman, LLP as independent auditors for the Company for the year ending December 31, 2003; and

3.	To consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the meeting or any and all adjournments thereof.

The Board of Directors has fixed the close of business on May 20, 2003 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof.

We hope that all stockholders will be able to attend the Annual Meeting in person. In order to assure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed proxy whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope has been enclosed for your convenience. If you attend the Annual Meeting, your proxy will, at your request, be returned to you and you may vote your shares in person.

By Order of the Board of Directors

Rodney I. Smith

President

Midland, Virginia

May 28, 2003

SMITH-MIDLAND CORPORATION

5119 Catlett Road

Midland, Virginia 22728

PROXY STATEMENT

For the Annual Meeting of Stockholders

To be held on June 27, 2003

The enclosed proxy is solicited by the Board of Directors of SMITH-MIDLAND CORPORATION (the “Company”) for use at the Annual Meeting of Stockholders to be held on Friday, June 27, 2003 at 7:00 PM at the Company’s Corporate Headquarters, located at 5119 Catlett Road, Midland, Virginia 22728 and at any adjournment or adjournments thereof.

Stockholders of record at the close of business on May 20, 2003 will be entitled to vote at the Annual Meeting or any adjournment thereof. On or about that date, 4,432,948 shares of the Company’s Common Stock, $.01 par value per share (the “Common Stock”), were issued and outstanding. The Company has no other outstanding voting securities.

Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to Stockholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the shares outstanding. Directors will be elected by plurality vote. Other proposals to be voted upon by the Stockholders of the Company require the votes of a majority of shares of Common Stock present at the Annual Meeting for passage. Abstentions and broker non-votes (the latter of which result when a broker holding shares for a beneficial holder in “street name” has not received timely voting instructions on certain matters from such beneficial holder and the broker does not have discretionary voting power on such matters) are counted for purposes of determining the presence or absence of a quorum at the Annual Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to Stockholders, whereas broker non-votes are not counted for purposes of determining whether stockholder approval for a proposal has been obtained.

An Annual Report, containing the Company’s audited financial statements for the years ended December 31, 2002 and December 31, 2001, is being mailed to all stockholders entitled to vote. This Proxy Statement and the accompanying proxy were first mailed to Stockholders on or about May 30, 2003.

Execution of a proxy will not in any way affect a Stockholder’s right to attend the Annual Meeting and vote in person. The proxy may be revoked at any time before it is exercised by written notice to the Secretary prior to the Annual Meeting, or by giving to the Secretary a duly executed proxy bearing a later date than the proxy being revoked at any time before such proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed proxies received in time for the Annual Meeting will be voted as specified therein. In the absence of a special choice, shares will be voted in favor of the election of Directors of those persons named in this Proxy Statement and in favor of all other items set forth herein.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be taken, such shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies. The Board of Directors knows of no matter to be acted upon at the Annual Meeting that would give rise to appraisal rights for dissenting stockholders.

Proposal #1

ELECTION OF DIRECTORS

Four Directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Each Director of the Company is elected at the Company’s Annual Meeting of Stockholders and serves until his successor is duly elected by the stockholders. Vacancies and newly created directorships resulting from any increase in the number of authorized Directors may be filled by a majority vote of Directors then remaining in office. Officers are elected by and serve at the direction of the Board of Directors.

Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual Director, or for all Directors, will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of Directors at a lesser number.

The Board unanimously recommends that Stockholders vote FOR election of the four nominees for Director.

The following table sets forth certain information concerning each nominee for election as a Director of the Company:

Name	Age	Director Officer Since	Position
Rodney I. Smith	64	1970	Chief Executive Officer, President and Chairman or the Board of Directors
Ashley B. Smith	40	1994	Vice President of Sales and Marketing and Director
Wesley A. Taylor	55	1994	Vice President of Administration and Director
Andrew Kavounis	77	1995	Director

Background

The following is a brief summary of the background of each Director and nominee for Director of the Company:

Rodney I. Smith. Chairman of the Board of Directors, Chief Executive Officer and President. Rodney I. Smith co-founded the Company in 1960 and became its President and Chief Executive Officer in 1965. He has served on the Board of Directors and has been its Chairman since 1970. Mr. Smith is the principal developer and inventor of the Company’s proprietary and patented products. Mr. Smith is the past President of the National Precast Concrete Association. Mr. Smith has served on the Board of Trustees of Bridgewater College in Bridgewater, Virginia since 1986.

Ashley B. Smith. Vice President of Sales and Marketing and Director. Ashley B. Smith has served as Vice President of Sales and Marketing of the Company since 1990 and as a Director since December 1994. Mr. Smith holds a Bachelor of Science degree in Business Administration from Bridgewater College. Mr. Ashley B. Smith is the son of Mr. Rodney I. Smith.

Wesley A. Taylor. Vice President of Administration and Director. Wesley A. Taylor has served as Vice President of Administration of the Company since 1989 and as a Director since December 1994, and previously held positions as Controller and Director of Personnel and Administration. Mr. Taylor holds a Bachelor of Arts degree from Northwestern State University.

Andrew Kavounis. Director. Andrew Kavounis has served as a Director of the Company since December 1995. Mr. Kavounis was President of Core Development Co., Inc., a privately held construction and development concern, from 1991 until he retired in 1995. From 1989 to 1991, Mr. Kavounis was the Executive Vice President of the Leadership Group, a Maryland based builder and developer. Prior to that time, Mr. Kavounis spent 37 years as an executive at assorted construction and development companies, which included a position as the National Vice President of Ryland Homes, a privately held company, in which capacity he was directly responsible for the construction of 17,000 homes annually, nationwide. Mr. Kavounis received a Bachelor of Science degree in Chemical Engineering from Presbyterian College, a Bachelor of

Science degree in Civil and Mechanical Engineering from Wofford College, and a Master’s degree in Business Administration from the University of South Carolina.

GENERAL INFORMATION RELATING TO THE BOARD OF DIRECTORS AND OFFICERS

Meetings and Committees of the Board of Directors

The Board of Directors has a Compensation Committee. The Compensation Committee consists of Andrew Kavounis and Wesley A. Taylor. The Compensation Committee was established to set and administer the policies that govern annual compensation for the Company’s executives. Following review and approval by the Compensation Committee of the compensation policies, all issues pertaining to executive compensation are submitted to the Board of Directors for approval. The Compensation Committee negotiates and approves compensation arrangements for officers, employees, consultants and directors of the Company, including, but not limited to, the grant of options to purchase the Common Stock pursuant to the Company’s 1994 Stock Option Plan or other plans which may be established. The Compensation Committee did not meet during 2002; rather, these matters were addressed by the Board of Directors as a whole.

The Company does not have an audit committee, a standing nominating committee or a committee performing similar functions.

The Board of Directors met formally (2) times during 2002 and met informally on a number of occasions, voting on corporate actions by written consent. All of the Company’s current directors attended all of the meetings of the Board of Directors either in person or by telephone.

With the exception of Rodney I. Smith and Ashley B. Smith, who are father and son, respectively, no Director or executive officer of the Company is related by blood, marriage, or adoption to any of the Company’s other Directors or executive officers.

Compensation of Directors

All non-employee Directors receive $500 per meeting as compensation for their services as Directors and are reimbursed for expenses incurred in connection with the performance of their duties. All employee Directors, except Rodney I Smith, receive $250 per meeting as compensation for their services and are reimbursed for expenses incurred in connection with the performance of their duties. Rodney I. Smith receives no compensation as a Director, but is reimbursed for expenses incurred in connection with the performance of his duties as a Director.

Compensation of Executive Officers

The following table sets forth the compensation paid by the Company for services rendered for the last three completed fiscal years to the executive officers of the Company and its subsidiaries (the “named executive officers”), whose cash compensation exceeded $100,000 during 2002:

	Annual Compensation				Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary $	Bonus $	Other Annual Compen- sation $	Restricted Stock Awards $	Securities Under- Lying Options/ SARs (#)	LTIP Payouts $	All Other Compen- Sation $
Rodney I. Smith President, Chief Executive Officer and Chairman of the Board.	2002 2001 2000	170,962 175,000 175,000	189,081* 189,081 54,500	0 0 0	0 0 0	0 120,000 0	0 0 0	0 0 0

Michael Catteau Chief Operating Officer	2002 2001 2000	100,352 70,498 N/A	13,670 450 N/A	0 0 N/A	0 0 N/A	0 20,000 N/A	0 0 N/A	0 0 N/A

Wesley A. Taylor Vice President of Administration and Director	2002 2001 2000	82,963 68,879 62,831	33,120 1,788 2,544	0 0 0	0 0 0	0 20,000 0	0 0 0	0 0 0

Ashley B. Smith Vice President Sales and Marketing and Director	2002 2001 2000	85,388 89,165 75,549	23,800 2,005 2,408	0 0 0	0 0 0	0 20,000 0	0 0 0	0 0 0

James W. Dean Vice President of Engineering	2002 2001 2000	89,837 97,117 7,428	21,135 0 0	0 0 0	0 0 0	0 20,000 0	0 0 0	0 0 0

*portion used to pay down note receivable

Option Grants in Last Fiscal Year

There were no option grants during 2002.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

	Shares Acquired On Exercise	Value Realized	Number of Shares Underlying Unexercised Options At Fiscal Year End (#)		Value of Unexercised In-the-Money Options At Fixcal Year-End (4)(1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Rodney I. Smith	0	0	73,334	86,666	29,084	25,466
Michael Catteau	0	0	6,666	13,334	1,300	2,600
Wesley A. Taylor	0	0	32,916	13,334	12,850	2,600
Ashley B. Smith	0	0	36,116	13,334	14,333	2,600
James W. Dean	0	0	6,666	13,334	1,300	2,600

(1) Value is based on the closing sales price of the Company’s Common Stock on December 31, 2002 ($1.19), the last trading day of 2002, less the option exercise price.

Employment Contracts and Termination of Employment and Change in Control Arrangements.

The Company entered into a four-year Employment Agreement with Rodney I. Smith, its current President and Chief Executive Officer, effective as of September 30, 2002. The term of employment automatically renews commencing on the date one year after the effective date, and on an annual basis thereafter, for an additional one year, unless earlier terminated or not renewed as provided for therein. The agreement provides for an annual base salary of $99,000 (“Base Salary”), which will be reviewed at least annually and adjusted from time to time at the determination of the Board of Directors. It also provides for an annual royalty fee of $99,000 payable as consideration for Mr. Smith’s assignment to the Company of all of his rights, title and interest in and to the Patents (as defined in the agreement). Payment of the royalty continues only for as long as the Company is using the inventions underlying the non-expired Patents. Mr. Smith is also entitled to bonuses as follows (the “Bonus”): (i) a performance-based bonus as determined by the Board each calendar year, and (ii) a $27,000 quarterly bonus equal to one-twentieth of the then outstanding principal balance on the loan (the “Loan”) made by the Company to Mr. Smith in the aggregate amount of $540,000, and the unpaid interest accrued thereon during the quarter, and a cash amount which reimburses Mr. Smith for certain taxes payable by him as a result of such quarterly bonus. Payment of the Bonuses that are equal to one-twentieth of the Loan and the quarterly interest thereon are paid in the form of forgiveness of such principal and interest. Once the Loan has been fully repaid, no further quarterly Bonus in respect of the Loan shall be payable.

Mr. Smith’s employment agreement provides further that if Mr. Smith (i) voluntarily leaves the employ of the Company within six months of his becoming aware of a Change of Control (as defined in the agreement) of the Company, then he shall be entitled to receive a lump sum amount equal to three times the five-year average of his combined total annual compensation, which includes the Base Salary and Bonus, less one dollar ($1.00), and certain other unpaid accrued amounts as of the date of his termination, or (ii) is terminated by the Company without Cause (as defined in the agreement) or leaves the Company with Good Reason (as defined in the agreement), Mr. Smith shall be entitled to a lump sum payment equal to three times the combined Base Salary and Bonus paid during the immediately preceding calendar year, and such other upaid accrued amounts. In any of such cases, the Company will provide Mr. Smith with certain Company fringe benefits for two years, subject to certain conditions as provided for in the agreement, and all of Mr. Smith’s unvested options to purchase Company stock shall become fully vested and exercisable on the date of termination. Mr. Smith will be entitled to exercise all such options for three years from the date of termination. The Company will have no further obligations to Mr. Smith, other than with respect to the payment of royalties.

In the event Mr. Smith’s employment by the Company is terminated as a result of Mr. Smith’s (i) death, his estate shall be entitled to a lump sum payment of one times the combined Base Salary and Bonus, and certain other accrued and unpaid amounts, or (ii) disability, Mr. Smith shall be entitled to Base Salary and Bonus for a period of one year commencing with the date of termination, and all other unpaid accrued amounts. In either of such cases the outstanding principal balance of the Loan, and any accrued interest thereon, shall be forgiven in full, and payment shall be made to reimburse for taxes payable as a result thereof.

In the event Mr. Smith’s employment is terminated for cause or Mr. Smith voluntarily leaves the employ of the Company for no reason, Mr. Smith shall be entitled to accrued but unpaid Base Salary and Bonus up to the date of termination, and all other unpaid amounts. The Company shall have no further obligations to Mr. Smith, other than with respect to the Loan.

The employment agreement also contains Noncompetition and Nonsolicitation covenants for one year following Mr. Smith’s termination of employment for any reason.

Certain Relationships and Related Transactions.

At December 31, 2002, the Company owned an unsecured note for approximately $463,519 receivable from Mr. Rodney I. Smith, the Company’s President and majority shareholder, accruing interest at a rate of 6% per annum. This note was extended by the Board of Directors at their July 22, 2002 meeting to mature on December 31, 2007. The Board also approved the use of bonuses to pay off the loan and any applicable taxes (more fully described above). Principal received on the note were $94,763 for the year ended December 31, 2002 and $72,418 the year ended December 31, 2001. Total interest received on this note was approximately $33,497 and $37,800 for the years ended December 31, 2002 and 2001, respectively.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth, as of May 20, 2003, certain information concerning ownership of the Company’s Common Stock by (i) each person known by the Company to own of record or be the beneficial owner of more than five percent (5%) of the Company’s Common Stock, (ii) named Executive Officers and Directors, and (iii) all Directors and Executive Officers as a group. Except as otherwise indicated, the Stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage Of Class
Rodney I. Smith (1)(3)(4)(5)	689,132	15.3
Ashley B. Smith (1)(3)(4)(6)	126,583	2.8
Wesley A. Taylor (1)(7)	32,916	*
Andrew Kavounis (1)(8)	3,000	*
Michael Cattear (1)(9)	6,666	*
James Dean (1)(10)	12,335	*
All directors, executive officers and key employees as a group (6 persons)(2)(11)	870,632	19.0

*	Less than 1%

(1)	The address for each of Messrs. Rodney I. Smith, Ashley B. Smith, Taylor, Kavounis, Catteau and Dean is c/o Smith-Midland Corporation, P.O. Box 300, 5119 Catlett Road, Midland, Virginia 22728.

(2)	Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3)	Ashley B. Smith is the son of Rodney I. Smith. Each of Rodney I. Smith and Ashley B. Smith disclaims beneficial ownership of the other’s shares of Common Stock.

(4)	Does not include an aggregate of 77,972 shares of Common Stock held by Matthew Smith and Roderick Smith, sons of Rodney I. Smith, and brothers of Ashley B. Smith, and shares held by Merry Robin Bachetti, sister of Rodney I. Smith and aunt of Ashley B. Smith, for which each of Rodney I. Smith and Ashley B. Smith disclaims beneficial ownership.

(5)	Includes 100,000 shares of Common Stock that have been deposited into an irrevocable trust (the “Trust”) for the benefit of Hazel Smith, the income beneficiary of the Trust and former wife of Rodney I. Smith, and mother of Mr. Smith’s children. Mr. Smith is the trustee of the Trust and, as such, may vote the shares, as he deems fit. Includes options to purchase 73,334 shares.

(6)	Includes options to purchase 36,116 shares.

(7)	Includes options to purchase 32,916 shares.

(8)	Includes options to purchase 3,000 shares.

(9)	Includes options to purchase 6,666 shares.

(10)	Includes options to purchase 6,666 shares.

(11)	Includes options to purchase 158,698 shares for all directors, executive officers and key employees as a group.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) (“Section 16(a)”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires executive officers and Directors and persons who beneficially own more than ten percent (10%) of the Company’s Common Stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the Securities and Exchange Commission (the “Commission”) and any national securities exchange on which the Corporation’s securities are registered.

Based solely on a review of the copies of such forms furnished to the Company, and written representations from the executive officers and Directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten per cent (10%) beneficial owners were satisfied.

Proposal #2

ACCOUNTING MATTERS AND RATIFICATION OF AUDITORS

BDO Seidman, LLP acted as our independent certified public accountants for the years 2002 and 2001. BDO Seidman, LLP has also been selected to act as our independent auditors for 2003. The persons named in the enclosed proxy will vote to ratify the selection of BDO Seidman, LLP as independent auditors for the year ending December 31, 2003 unless otherwise directed by the Stockholders. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting, and will have the opportunity to make a statement and answer questions from Stockholders if he or she so desires.

Audit Fees

We paid or accrued approximately $62,402 for professional services rendered by BDO Seidman, LLP in connection with their audit of our annual consolidated financial statements for 2002 and their quarterly reviews of our condensed, consolidated financial statements included in our Forms 10-QSB for that year.

Financial Information Systems Design and Implementation Fees

There were no professional services rendered by BDO Seidman, LLP to us in 2002 relating to financial information systems design and implementation.

All Other Fees

We did not pay or accrue for any other services rendered by BDO Seidman, LLP during 2002.

The Board has considered whether the provision of services by the accountants with respect to the fees above is compatible with maintaining the independence of the accountants.

The Board of Directors recommends that Stockholders vote FOR approval of BDO Seidman, LLP as the Company’s Independent Auditors.

VOTING AT MEETING

The Board of Directors has fixed May 20, 2003 as the record date for the determination of Stockholders entitled to vote at this meeting. On or about that date, 4,432,948 shares of Common Stock were outstanding and entitled to vote.

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, officers and employees of the Company may solicit in person or by telephone. The Company may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expense in sending proxies and proxy material to beneficial owners.

REVOCATION OF PROXY

Subject to the terms and conditions set forth herein, all proxies received by the Company will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless prior to the Annual Meeting, the Company receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The Notice of Revocation must indicate the certificate number or numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

STOCKHOLDER PROPOSALS

In order to be included in proxy material for next year’s annual meeting, Stockholders proposed resolutions must be received by the Corporation no later than February 28, 2004. Stockholders who intend to submit a proposal at next year’s annual meeting without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than April 15, 2004. The Corporation suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the President of the Corporation.

MISCELLANEOUS

The management does not know of any other matter which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons names in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

By Order of the Board of Directors

/s/ Rodney I. Smith

Rodney I. Smith

President

Midland, Virginia

May 28, 2003

THE MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

SMITH-MIDLAND CORPORATION

PROXY FOR ANNUAL MEETING

TO BE HELD ON JUNE 27, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Rodney I. Smith and Wesley A. Taylor with full power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of SMITH-MIDLAND CORPORATION, to be held at the Company’s Corporate Headquarters, located at 5119 Catlett Road, Midland, Virginia 22728, on Friday, June 27, 2003 at 7:00 PM, and at any adjournment or adjournments thereof, upon and with respect to all shares of the Common Stock of the Company upon and with respect to which the undersigned would be entitled to vote and act if personally present. The undersigned hereby directs the said Rodney I. Smith and Wesley A. Taylor to vote in accordance with their judgment on any matters which may properly come before the meeting, all as indicated in the Notice of the meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such Notice as specified by the undersigned:

If no direction is made, this Proxy will be voted FOR election of Directors and FOR proposal 2.

(1)	Proposal to elect four (4) members of the Board of Directors of the Company.	☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

INSTRUCTION: To withhold authority for any individual nominee STRIKE such nominee’s name from the list below.

Rodney I. Smith, Ashley B. Smith, Wesley A. Taylor, Andrew Kavounis

(2) ☐ FOR ☐ AGAINST ☐ ABSTAIN	Proposal to ratify and approve the selection of BDO Seidman, LLP as the independent auditors of the Company for the year ending December 31, 2003.

.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

(3) In their discretion to transact such other business as may properly come before the meeting or any adjournment of adjournments thereof. The shares represented by this proxy will be voted for and in favor of the items set forth above unless a contrary specification is made.

Please mark, date, sign and return the proxy card promptly using the enclosed envelope. Sign exactly as your name appears hereon.

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the person named on the stock certificate is deceased, please submit evidence of your authority. If a corporation, sign in full corporate name by an authorized officer and indicate the office held. If a partnership, please sign in the partnership name by authorized person.

Dated Signature Signature, if held jointly Printed Name Current Address